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                                 EXHIBIT (99-3)




          Directors and Officers (Second) Liability Binder of Insurance
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                                FACSIMILE MESSAGE

To:      Paul Scope                                 Fax No: 295-4622

Company: Park (Bermuda) Limited                     Location: Hamilton

Date:    July 2, 2003                               Page:    1

From:    Sherron Williams                           Telephone No: (441) 292-8515
                                                    Facsimile No: (441) 292-1566


3 Health Care / Consumer
                                              [XL INSURANCE (BERMUDA) LTD. LOGO]
XL Insurance (Bermuda) Ltd.
XL House
One Bermudiana Road
P.O. Box HM 2245
Hamilton HM JX
Bermuda

Coverage Binder for:                        The Procter & Gamble Company

Type:                                       Directors and Officers Liability

Our Reference:                              15-3

Policy No:                                  XLD+O-00364

Policy Period:                              June 30, 2003 to June 30, 2004

Brokerage:                                  12.00%
New Aggregate:    Yes


                                                                Gross Written
    Limit                      Attachment                       Premium
--------------------------------------------------------------------------------
    USD 25,000,000 D+O         USD 25,000,000 D+O               USD 788,000

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Coverage Binder for:         The Procter & Gamble Company                Page 2

SPECIAL CONDITIONS:

     A)   X.L. coverage to follow form of CODA as per their 6/26/03.

     B)   Issue standard X.L. Policy: D+O-003B, plus the following endorsements:
          1) Unilateral Discovery Period: 12 months at 150 percent annual premium.
          2)   Cancellation period: As per CODA.
          3)   Incorporation of Application Endorsement.
          4) Incorporation of Underlying Terms Endorsement, which is worded as follows:

               In consideration of the premium charged, it is hereby understood and agreed that this Policy is issued in reliance upon all statements and warranties made and information furnished to the Insurer and to the issuers of the Underlying Insurance. It is further agreed that there shall be no coverage under this Policy for any claim, loss or other matter that is not covered, or is excluded, by any underlying policy, other than by reason of the exhaustion of the limits of such underlying policy.

          7)   XL will not follow form of CODA Section 8(a)(i), (b) and (c) and section 18(b).
          8)   XL will amend section (a)(i) of our expiring endorsement 2 as per item 3(b) of my 6/23/03 email. The remainder of the endorsement will continue as is.
          9)   Directors and Officers endorsement as per expiring endorsement
               #8.
          10)  XL will carry forward expiring endorsement #6.

     C)   Underlying Policies:

            CODA $25 MM

     D) Within 10 days of binding we require satisfactory receipt, review and acceptance of a copy of the signed and dated CODA renewal application and a satisfactorily completed assignment letter, assigning the CODA renewal application to XL.

     E)   Subject to premium payment within 10 days of binding.